Exhibit 4
Employment contracts of each member of the Board of Management of the Company

The following contract is the employment contract of Mr G.J. Kleisterlee as restated to reflect the amendments contained by separate arrangements as to the date of the filing of the 2003 Form 20-F of Royal Philips Electronics, containing the terms and conditions of the employment as of aforementioned date.

1. Commencement of employment

You are appointed as President/Chief Executive Officer and Chairman of the Board of Management, and will be in the employment, of Royal Philips Electronics with effect from 30 April 2001.

The terms and conditions stated in this letter agreement and its annexes replace all terms and conditions laid down in previous employment agreements and all oral and written understandings reached with you and any company belonging to the Philips Group.

2. Duration of employment

A.	The contract of employment (hereinafter referred to as the “Contract”) with the Company connected with your appointment as President/Chief Executive Officer shall be entered into for a period of four years commencing on 30 April 2001 and shall terminate ipso jure, without any notice being required, on 1 May 2005.

B.	No later than six months before 1 May 2005 the parties will discuss a possible extension of the Contract for a period to be agreed upon. If applicable, the parties will do the same each six months prior to any possible future expiration date of the Contract. The Contract will not be extended for any period following the first day of the month in which you have reached the age of 62.

C.	Both parties shall have the right to terminate this agreement before 1 May 2005 or before any later expiration date as indicated above against the end of a calendar month by giving the other party no less than six months prior written notice.

D.	If the Contract is terminated at the request of the Company before 1 May 2005, or before any other expiration date if the Contract has been renewed, other than for a compelling reason (“dringende reden”) within the meaning of Dutch labour law, I agree with you already now that in that case you shall be entitled to an once-only payment as mentioned under 2.E. by way of compensation.

E.	The once-only payment as referred to under 2 sub D. shall equal to the balance between the amount of once your annual salary as mentioned in paragraph 3. and the total amount of industrial disability payments (if any) made to you by the Company under paragraph 9 in the period of three years immediately preceding the effective date of the termination of the Contract. If the maximum of one year’s salary would be manifestly unreasonable if the Contract is terminated before 1 May 2005, you shall be eligible for a once-only payment not exceeding twice your annual salary as mentioned in paragraph 3.

F.	In case of termination of the Contract you will resign per the effective date of the termination of the Contract as President/Chief Executive Officer and Chairman of the Board of Management.

3. Salary

Your annual salary per 1 April 2003 amount to EUR 1,000,000 (gross), to be paid in twelve monthly instalments. The Supervisory Board — on the advice of the Remuneration Committee — will decide each year whether this salary should be increased. You shall be informed in writing, on behalf of the Supervisory Board, of any salary increases awarded to you in this way. The increased salary will then replace the amount mentioned above.

4. Annual Incentive

In addition to the salary referred to under 3., you shall be eligible each year for an annual incentive. This annual incentive shall be determined annually by the Supervisory Board on the advice of the Remuneration Committee.

The annual incentive to be awarded relates to the preceding financial year and is based on criteria to be determined annually. You shall be notified in writing of these annual incentive targets.

The on-target (=100% score) annual incentive percentage amount to be realized by you is currently set by the Supervisory Board at 60% of your annual salary as mentioned under 3. It can become 90% of your annual salary if the stretch targets are realized (=150% score). In exceptional circumstances, the Remuneration Committee may decide to increase this percentage by 20% (resulting in an annual incentive percentage of 108%).

5. Pension Rights

You are entitled to a pension in conformity with the conditions contained in the Pension Regulations of the Stichting Philips Pensioenfonds (Annex F.), subject to the following deviations:

•	in your case (from a pension build up point of view) the pensionable age is 60, with the conditions being adjusted accordingly. As members of the Board of Management may remain in employment up to the age of 62, they will postpone their claim on payment of pensions to the age of 62, as provided for in the Pension Regulations of the Stichting Philips Pensioenfonds. During the period of postponement the pension level at age 60 will be increased according to the actuarial assumptions of the Pension Fund and the indexation policy of the Pension Fund;

•	the gross basis is your annual gross salary per 1 April of each calendar year, as mentioned under clause 3. hereof. The 10% increase in the gross basis and eventual allowances as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds do not apply to members of the Board of Management;

•	the pension basis is found by deducting from the gross basis such part of the members’ income as is deemed per 1 April to be covered by statutory pension provisions, the so-called franchise;

•	with reference to the supplementary pension arrangement laid down in our letter of 22 November 1999, for you the pension basis as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds is your annual gross salary increased by 10%.

6. Long-term Incentive Plan

The Supervisory Board, within the framework approved by the Company’s General Meeting of Shareholders and on the advice of the Remuneration Committee, can decide by discretion to grant Royal Philips Electronics restricted shares, stock options and/or other equity related incentives to members of the Board of Management on a year-to-year basis.

You, as a member of the Board of Management, are in principle eligible to participate in such plan.

For the period you will be a member of the Board of Management you will not be eligible to participate in any other Philips share purchase or equity related scheme than approved by the Supervisory Board for members of the Board of Management.

7. Accident insurance

You will be covered by a 24-hours accident insurance policy. The maximum sum insured is EUR 907,560. Details of this arrangement are given in Annex B.

8. Other arrangements

In addition to the main conditions of employment contained in this letter, the following additional arrangements shall apply to you.

A.	Entertainment expense allowance

As of 30 April 2001 you, as President/Chief Executive Officer, will receive an entertainment expense allowance of EUR 29,042 net per annum;

B.	Company car

A company car will be placed at your disposal. The monthly amount that has to be paid by the Company, should this car have been leased (contract term 48 months and 30,000 kilometres per year), is not allowed to exceed EUR 2,700 (excl. VAT). All costs will be borne by the Company. All tax consequences arising out of the private use of the company car are for your own account;

C.	For the use of a home for representative purposes

Members of the Board of Management may be eligible for a tax-free allowance of EUR 6,807 to cover use of their own home for representative purposes. The Dutch tax authorities make it a condition of this arrangement that members benefiting from the arrangement do not apply for a tax reduction with respect to the aforementioned costs in their income tax return.

D.	Holding account for Philips products

You may participate in a scheme in which you are invited to test certain Philips consumer products that to that extent will be made available to you at your home.

E.	Allowance for health insurance premium

If you take out your health insurance with the Industrieel Assurantie Kantoor (“IAK”), approx. 50% of the premium (except for the state premium) will be refunded by Philips. The amount refunded will be paid monthly with your salary. This refund is treated for tax purposes as income and is therefore subject to income tax.

N.B.: The Company reserves the right to change the above arrangements should fiscal legislation make it necessary.

9. Industrial disability

For a maximum period of 3 years from the start of disablement, but at the very latest up to the end of the Contract, the balance between your annual salary at the start of the total disablement and the aggregate amount of any statutory allowances distributed because of your total disablement, together with allowances distributed for the same reason by the Philips Pension Fund as referred to under 5. of this letter, will — subject to your compliance with Company’s directives — be paid by the Company.

The Company shall not be bound to the aforesaid obligation upon your having a claim on third parties in respect of your disablement.

Upon surrender to the Company by you of such a claim — insofar as it relates to loss of salary — an amount equal to the aforesaid balance shall — but for no longer than the period stated in the previous paragraph — be paid by the Company in advance.

However, should this policy change, the new policy will apply in full to you. No concessions will be made if the new policy is less favourable than the present policy.

10. General Terms of Employment of Philips

Annex A. contains the General Terms of Employment of the Philips Group, which also apply to you.

As evidence of your approval of the contents of the General Terms of Employment, Annex A. will be signed by you.

11. Rules governing Internal and External directorships

For the rules with respect to directorships, which may be amended from time to time, we refer to Annex C.

12. Rules of conduct with respect to inside information

The Philips’ Rules of Conduct with respect to inside information, which may be amended from time to time, are applicable to you (Annex D-1 and Annex D-2). As a member of the Board of Management, the additional rules for Qualified Insiders, contained in Chapter 3 of said rules of conduct, are applicable to you.

As Qualified Insider you are prohibited from trading, directly or indirectly:

a.	in listed derivatives of Philips shares; and

b.	in Philips securities on any dates other than during the period of ten business days after the publication of Philips’ annual or quarterly figures.

We also refer to the compulsory notification requirements applicable to you, including the requirement to notify the Netherlands’ Securities Board on your transactions in Philips securities, and other applicable arrangements contained in the enclosed letter of the Secretary of the Board of Management dated 7 June 1999 (Annex D-3) and the enclosed Notification Form (Annex D-4).

13. General Business Principles

For the General Business Principles, which apply to you, we refer to Annex E.

14. Applicable law

All terms of the Employment and this Contract are governed by the laws of the Netherlands. You and we irrevocably agree that any legal suit, action or proceeding arising out or based upon this Contract or the terms of your Employment or the transactions contemplated hereby may be instituted in any court in the Netherlands and irrevocably waive any objection which you or we may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in personam, generally and unconditionally with respect to any suit, action or proceeding.

If you agree to these proposals, you are requested to sign both the enclosed copy of this letter and Annex A.

With kind regards,

Chairman Supervisory Board

Agreed and signed

G.J. Kleisterlee

Annexes
A. General Terms and Conditions
B. Accident Insurance
C. Rules governing Internal and External Directorships
D. Rules governing Inside Information
E. General Business Principles
F. Regulations Philips Pension Fund

The following contract is the employment contract of Mr J.H.M. Hommen as restated to reflect the amendments contained by separate arrangements as to the date of the filing of the 2003 Form 20-F of Royal Philips Electronics, containing the terms and conditions as of aforementioned date.

1. Commencement of employment

You are appointed as Vice-Chairman of the Board of Management and Chief Financial Officer, and will be in the employment, of Royal Philips Electronics with effect from 1 April 2002.

The terms and conditions stated in this letter agreement and its annexes replace all terms and conditions laid down in previous employment agreements and all oral and written understandings reached with you and any company belonging to the Philips Group.

2. Duration of employment

A.	The Contract of Employment (“Contract”) with the Company connected with your membership of the Board of Management shall terminate ipso jure, without any notice being required, on 1 May 2005.

B.	Both parties shall have the right to terminate this agreement before 1 May 2005 against the end of a calendar month by giving the other party no less than six months prior written notice.

C.	If the Contract is terminated at the request of the Company before 1 May 2005, other than for a compelling reason (“dringende reden”) within the meaning of Dutch labour law, I agree with you already now that in that case you shall be entitled to a once-only payment by way of compensation. This payment shall be equal to once your annual salary as mentioned in paragraph 3, with a maximum of as many times your monthly salary as mentioned in paragraph 3 as you still have months to serve before reaching the age of 62. If the maximum of one year’s salary would be manifestly unreasonable if the Contract is terminated before 1 May 2005, you shall be eligible for a once-only payment not exceeding twice your annual salary as mentioned in paragraph 3.

3. Salary

Your annual salary per 1 April 2003 amount to EUR 820,000 (gross), to be paid in 12 monthly instalments. On the proposal of the President the Supervisory Board will decide each year whether this salary should be increased. You shall be informed in writing, on behalf of the Supervisory Board, of any salary increases awarded to you in this way. The increased salary will then replace the amount mentioned above.

4. Annual Incentive

In addition to the salary referred to under 3., you shall be eligible each year for an annual incentive. This annual incentive shall be determined annually by the Supervisory Board on the proposal of the President. The annual incentive to be awarded relates to the preceding financial year and is based on criteria to be determined annually on the proposal of the President. You shall be notified in writing of these annual incentive targets.

The on-target (=100% score) annual incentive percentage amount to be realized by you is currently set by the Supervisory Board at 60% of your annual salary as mentioned under 3. It can become 90% of your annual salary if the stretch targets are realized (=150% score). In exceptional circumstances the Remuneration Committee may decide to increase this percentage by 20% (resulting in an annual incentive percentage of 108%).

5. Long-term Incentive Plan

The Supervisory Board, within the framework approved by the Company’s General Meeting of Shareholders and on the advice of the Remuneration Committee, can decide by discretion to grant Royal Philips Electronics restricted shares, stock options and/or other equity related incentives to members of the Board of Management on a year-to-year basis.

You, as a member of the Board of Management, are in principle eligible to participate in such plan.

For the period you will be a member of the Board of Management you will not be eligible to participate in any other Philips share purchase or equity related scheme than approved by the Supervisory Board for members of the Board of Management.

6. Application of 30% rule

The so-called ‘30% ruling’ based on art 15a.-1k. of the Dutch Wage Tax Law 1964, is applicable to you. The Company shall submit the appropriate application to the tax authorities. The ruling allows Philips to pay approximately 30% of practically all remuneration tax free.

This means that if and as so far as the 30%-ruling is applicable, Philips will pay to you a tax-free compensation for so-called “extra territorial costs” in the amount of 30% of the remuneration that would have been taxable without application of the 30%-ruling. Complementary to such tax-free 30%-compensation, your remuneration will be reduced accordingly, so that the sum of the tax-free 30%-compensation and such reduced remuneration equals the remuneration as agreed before application of the 30%-ruling.

The 30%-ruling only applies to so-called income from present employment, which a/o includes monthly salaries and annual incentives, but excludes (future) pension payments and redundancy payments. Moreover, you are eligible for a limited taxation also on other Dutch taxable income you might have.

Since the 30% tax rule is granted by the tax authorities as a temporary benefit, its termination (after max. ten years) will not result in any financial obligation on the part of the Company, with the exception that your gross salary after termination will be equal to your Basic Concern Income.

The Philips Corporate Fiscal Department will take care of filing your annual Dutch tax return and is also prepared to assist and advise you in other tax matters.

7. Pension Rights

You are entitled to a pension in conformity with the conditions contained in the Pension Regulations of the Stichting Philips Pensioenfonds (Annex A.), subject to the following deviations:

•	in your case (from a pension build up point of view) the pensionable age is 60, with the conditions being adjusted accordingly. As members of the Board of Management may remain in employment up to the age of 62, they will postpone their claim on payment of pensions to the age of 62, as provided for in the Pension Regulations of the Stichting Philips Pensioenfonds. During the period of postponement the pension level at age 60 will be increased according to the actuarial assumptions of the Pension Fund and the indexation policy of the Pension Fund;

•	the gross basis is your annual gross salary per 1 April of each calendar year, as mentioned under clause 3. hereof. The 10% increase in the gross basis and eventual allowances as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds do not apply to members of the Board of Management;

•	the pension basis is found by deducting from the gross basis such part of the members’ income as is deemed per 1 April to be covered by statutory pension provisions, the so-called franchise;

•	with reference to the supplementary pension arrangement laid down in our letter of 22 November 1999, for you the pension basis as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds is your annual gross salary increased by 10%.

•	with respect to the special pension entitlement the Supervisory Board decided to grant you, the gross basis mentioned above will be EUR 547,000 subject to amendments decided upon by the Supervisory Board.

This special pension entitlement amounts to EUR 76,575 (year-end 2003) gross per annum starting at age 62 and is insured with the Stichting Philips Pensioenfonds.

8. Industrial disability

For a maximum period of 3 years from the start of disablement, but at the very latest up to the end of the Contract, the balance between your annual salary at the start of the total disablement and the aggregate amount of any statutory allowances distributed because of your total disablement, together with allowances distributed for the same reason by the pension fund as referred to under 7. of this letter, will — subject to your compliance with Company’s directives — be paid by the Company.

The Company shall not be bound to the aforesaid obligation upon your having a claim on third parties in respect of your disablement.

Upon surrender to the Company by you of such a claim — insofar as it relates to loss of salary — an amount equal to the aforesaid balance shall — but for no longer than the period stated in the previous paragraph — be paid by the Company in advance.

9. Accident insurance

You will be covered by a 24-hours accident insurance policy. The maximum sum insured is EUR 907,560. Details of this arrangement are given in Annex B.

10. Other arrangements

In addition to the main conditions of employment contained in this letter, the following additional arrangements shall apply to you.

A.	Entertainment expense allowance

As of 1 April 2003 you, as Vice-Chairman/CFO will receive an entertainment expense allowance of EUR 24,050 net per annum;

B.	Company car

A company car will be placed at your disposal. The monthly amount that has to be paid by the Company should this car have been leased (contract term 48 months and 30,000 kilometres per year), is not allowed to exceed EUR 2,500 (excl. VAT). All costs will be borne by the Company. All tax consequences arising out of the private use of the company car are for your own account;

C.	For the use of a home for representative purposes

Members of the Board of Management may be eligible for a tax-free allowance EUR 6,807 to cover use of their own home for representative purposes. The Dutch tax authorities make it a condition of this arrangement that members benefiting from the arrangement do not apply for a tax reduction with respect to the aforementioned costs in their income tax return.

D.	Holding account for Philips products

You may participate in a scheme in which you are invited to test certain Philips consumer products that to that extent will be made available to you at your home.

E.	Allowance for health insurance premium

If you take out your health insurance with the Industrieel Assurantie Kantoor (“IAK”), approx. 50% of the premium (except for the state premium) will be refunded by Philips. The amount refunded will be paid monthly with your salary. This refund is treated for tax purposes as income and is therefore subject to income tax.

N.B.: The Company reserves the right to change the above arrangements should fiscal legislation make it necessary.

11. General Terms of Employment of Philips

Annex B. contains the General Terms of Employment of the Philips Group, which also apply to you.

As evidence of your approval of the contents of the General Terms of Employment, Annex B. will be signed by you.

12. Rules governing internal and external directorships

For the rules with respect to directorships we refer to Annex C.

13. Rules of conduct governing inside information

The Philips’ Rules of Conduct with respect to inside information, which may be amended from time to time, are applicable to you (Annex D-1 and Annex D-2). As a member of the Board of Management, the additional rules for Qualified Insiders, contained in Chapter 3 of said rules of conduct, are applicable to you.

As Qualified Insider you are prohibited from trading, directly or indirectly:

a.	in listed derivatives of Philips shares; and

b.	in Philips securities on any dates other than during the period of ten business days after the publication of Philips’ annual or quarterly figures.

We also refer to the compulsory notification requirements applicable to you, including the requirement to notify the Netherlands’ Securities Board on your transactions in Philips securities, and other applicable arrangements contained in the enclosed letter of the Secretary of the Board of Management dated 7 June 1999 (Annex D-3) and the enclosed Notification Form (Annex D-4).

14. General Business Principles

For the General Business Principles, which apply to you, we refer to Annex E.

15. Applicable law

All terms of the Employment and this Contract are governed by the laws of the Netherlands. You and we irrevocably agree that any legal suit, action or proceeding arising out or based upon this Contract or the terms of your Employment or the transactions contemplated hereby may be instituted in any court in the Netherlands and irrevocably waive any objection which you or we may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in personam, generally and unconditionally with respect to any suit, action or proceeding.

If you agree to these proposals, you are requested to sign both the enclosed copy of this letter and Annexes B.

Looking forward to receiving your reply, we remain

With kind regards,

Chairman of the Supervisory Board

Agreed and signed

J.H.M. Hommen

Enclosures:

A. Regulations Philips Pension Fund
B. General Terms and Conditions
C. Rules governing Internal and External Directorships
D. Rules governing Inside Information
E. General Business Principles

The following contract is the employment contract of Mr A. Huijser as restated to reflect the amendments contained by separate arrangements as to the date of the filing of the 2003 Form 20-F of Royal Philips Electronics, containing the terms and conditions of the employment as of aforementioned date.

1.     Commencement of employment

You will enter the employment of Royal Philips Electronics (“Company”) as a member of the Board of Management and Executive Vice-President with effect from April 1, 2002, subject to approval by the General Meeting of Shareholders of the Company. The contract of employment between you and Philips, dated 4 May 1999, will cease to exist as of 1 April 2002.

The terms and conditions stated in this letter agreement, and its annexes replace all terms and conditions laid down in previous employment agreements and all oral and written understandings reached with you and any company belonging to the Philips Group.

2. Duration of employment

G.	The contract of employment (hereinafter referred to as the “Contract”) with the Company connected with your membership of the Board of Management shall be entered into for a period of four years commencing on 1 April 2002 and shall terminate ipso jure, without any notice being required, on 1 April 2006.

H.	No later than six months before 1 April 2006 the parties will discuss a possible extension of the Contract for a period to be agreed upon. If applicable, the parties will do the same each six months prior to any possible future expiration date of the Contract. The Contract will not be extended for any period following the first day of the month in which you have reached the age of 62.

I.	Both parties shall have the right to terminate this agreement before 1 April 2006 or before any later expiration date as indicated above against the end of a calendar month by giving the other party no less than six months prior written notice.

J.	If the Contract is terminated at the request of the Company before 1 April 2006, or before any other expiration date if the Contract has been renewed, other than for a compelling reason (“dringende reden”) within the meaning of Dutch labour law, I agree with you already now that in that case you shall be entitled to an once-only payment as mentioned under 2.E. by way of compensation.

K.	The once-only payment as referred to under 2 sub D. shall equal to the balance between the amount of once your annual salary as mentioned in paragraph 3. and the total amount of industrial disability payments (if any) made to you by the Company under paragraph 9. in the period of three years immediately preceding the effective date of the termination of the Contract. If the maximum of one year’s salary would be manifestly unreasonable if the Contract is terminated before 1 April 2006, you shall be eligible for a once-only payment not exceeding twice your annual salary as mentioned in paragraph 3.

L.	In case of termination of the Contract you will resign per the effective date of the termination of the Contract as member of the Board of Management.

3. Salary

Your annual salary per 1 April 2003 amount to EUR 500,000 (gross), to be paid in twelve monthly instalments.

Annual review and subsequent upwards adjustment, if any, of your annual salary, will be determined at the discretion of the Supervisory Board of the Company on the proposal of the President and on the advice of the Remuneration Committee. You shall be informed in writing, on behalf of the Supervisory Board, of any salary increases awarded to you in this way. Only salary increases determined and approved, on the advice of the Remuneration Committee, by the Supervisory Board will replace the amount mentioned above.

4. Annual Incentive

In addition to the salary referred to under 3., you shall be eligible each year for an annual incentive. This annual incentive shall be determined annually by the Supervisory Board on the proposal of the President and on the advice of the Remuneration Committee.

The annual incentive to be awarded relates to the preceding financial year and is based on criteria to be determined annually on the proposal of the President. You shall be notified in writing of these annual incentive targets.

The on-target (=100% score) annual incentive percentage amount to be realized by you is currently set by the Supervisory Board at 60% of your annual salary as mentioned under 3. It can become 90% of your annual salary if the stretch targets are realized (=150% score). In the exceptional circumstances, the Remuneration Committee may decide to increase the percentage by 20% (resulting in an annual incentive percentage of 108%).

5. Pension Rights

You are entitled to a pension in conformity with the conditions contained in the Pension Regulations of the Stichting Philips Pensioenfonds (Annex F.), subject to the following deviations:

>	in your case (from a pension build up point of view) the pensionable age is 60, with the conditions being adjusted accordingly. As members of the Board of Management may remain in employment up to the age of 62, they will postpone their claim on payment of pensions to the age of 62, as provided for in the Pension Regulations of the Stichting Philips Pensioenfonds. During the period of postponement the pension level at age 60 will be increased according to the actuarial assumptions of the Pension Fund and the indexation policy of the Pension Fund;

>	the gross basis is your annual gross salary per 1 April of each calendar year, as mentioned under clause 3. hereof. The 10% increase in the gross basis and eventual allowances as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds do not apply to members of the Board of Management;

>	the pension basis is found by deducting from the gross basis such part of the members’ income as is deemed per 1 April to be covered by statutory pension provisions, the so-called franchise;

>	with reference to the supplementary pension arrangement laid down in our letter of 22 November 1999, for you the pension basis as laid down in article 3. of the Pension Regulations of the Stichting Philips Pensioenfonds is your annual gross salary increased by 10%.

6. Long-term Incentive Plan

The Supervisory Board, within the framework approved by the Company’s General Meeting of Shareholders and on the advice of the Remuneration Committee, can decide by discretion to grant Royal Philips Electronics restricted shares, stock options and/or other equity related incentives to members of the Board of Management on a year-to-year basis.

You, as a member of the Board of Management, are in principle eligible to participate in such plan.

For the period you will be a member of the Board of Management you will not be eligible to participate in any other Philips share purchase or equity related scheme than approved by the Supervisory Board for members of the Board of Management.

7. Accident insurance

You will be covered by a 24-hours accident insurance policy. The maximum sum insured is EUR 907,560. Details of this arrangement are given in Annex B.

8. Other arrangements

In addition to the main conditions of employment contained in this letter, the following additional arrangements shall apply to you.

A.	Entertainment expense allowance

As of 1 April 2003 you, as Member of the Board of Management will receive an entertainment expense allowance of EUR 23,920 net per annum;

B.	Company car

A company car will be placed at your disposal. The monthly amount that has to be paid by the Company should this car have been leased (contract term 48 months and 30,000 kilometres per year), is not allowed to exceed EUR 2,300 (excl. VAT). All costs will be borne by the Company. All tax consequences arising out of the private use of the company car for your own account;

C.	For the use of a home for representative purposes

Members of the Board of Management may be eligible for a tax-free allowance EUR 6,800 to cover use of their own home for representative purposes. The Dutch tax authorities make it a condition of this arrangement that members benefiting from the arrangement do not apply for a tax reduction with respect to the aforementioned costs in their income tax return.

D.	Holding account for Philips products

You may participate in a scheme in which you are invited to test certain Philips consumer products that to that extent will be made available to you at your home.

E.	Allowance for health insurance premium

If you take out your health insurance with the Industrieel Assurantie Kantoor (“IAK”), approx. 50% of the premium (except for the state premium) will be refunded by Philips. The amount refunded will be paid monthly with your salary. This refund is treated for tax purposes as income and is therefore subject to income tax.

N.B.: The Company reserves the right to change the above arrangements should fiscal legislation make it necessary.

9. Industrial disability

For a maximum period of 3 years from the start of disablement, but at the very latest up to the end of the Contract, the balance between your annual salary at the start of the total disablement and the aggregate amount of any statutory allowances distributed because of your total disablement, together with allowances distributed for the same reason by the Philips Pension Fund as referred to under 5. of this letter, will — subject to your compliance with Company’s directives — be paid by the Company.

The Company shall not be bound to the aforesaid obligation upon your having a claim on third parties in respect of your disablement.

Upon surrender to the Company by you of such a claim — insofar as it relates to loss of salary — an amount equal to the aforesaid balance shall — but for no longer than the period stated in the previous paragraph — be paid by the Company in advance.

However, should this policy change, the new policy will apply in full to you. No concessions will be made if the new policy is less favourable than the present policy.

10. General Terms of Employment of Philips

Annex A. contains the General Terms of Employment of the Philips Group, which also apply to you.

As evidence of your approval of the contents of the General Terms of Employment, Annex A. will be signed by you.

11. Rules governing Internal and External directorships

For the rules with respect to directorships, which may be amended from time to time, we refer to Annex C.

12. Rules of conduct with respect to inside information

The Philips’ Rules of Conduct with respect to inside information, which may be amended from time to time, are applicable to you (Annex D-1 and Annex D-2). As a member of the Board of Management, the additional rules for Qualified Insiders, contained in Chapter 3 of said rules of conduct, are applicable to you

As Qualified Insider you are prohibited from trading, directly or indirectly:

c.	in listed derivatives of Philips shares; and

d.	in Philips securities on any dates other than during the period of ten business days after the publication of Philips’ annual or quarterly figures.

We also refer to the compulsory notification requirements applicable to you, including the requirement to notify the Netherlands’ Securities Board on your transactions in Philips securities, and other applicable arrangements contained in the enclosed letter of the Secretary of the Board of Management dated 7 June 1999 (Annex D-3) and the enclosed Notification Form (Annex D-4).

13. General Business Principles

For the General Business Principles, which apply to you, we refer to Annex E.

14. Applicable law

All terms of the Employment and this Contract are governed by the laws of the Netherlands. You and we irrevocably agree that any legal suit, action or proceeding arising out or based upon this Contract or the terms of your Employment or the transactions contemplated hereby may be instituted in any court in the Netherlands and irrevocably waive any objection which you or we may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in personam, generally and unconditionally with respect to any suit, action or proceeding.

If you agree to these proposals, you are requested to sign both the enclosed copy of this letter and Annex A.

Looking forward to receiving your reply, I remain

With kind regards,

Chairman Supervisory Board

Agreed and Signed:

A.     Huijser

Enclosures:
A. General Terms and Conditions
B. Accident Insurance
C. Rules governing Internal and External Directorships
D. Rules governing Inside Information
E General Business Principles
F. Regulations Philips Pension Fund

The following contract is the employment contract of Mr G.H. Dutiné as restated to reflect the amendments contained by separate arrangements as to the date of the filing of the 2003 Form 20-F of Royal Philips Electronics, containing the terms and conditions of the employment as of aforementioned date.

1. Commencement of employment

You will enter the employment of Royal Philips Electronics (“Company”) as a member of the Board of Management with effect from 1 April 2002, subject to appointment by the General Meeting of Shareholders of the Company and your passing a medical examination.

The Supervisory Board and the Meeting of Priority Shareholders undertakes to submit to the General Meeting of Shareholders to be held on 28th March 2002 a special motion proposing your appointment as a member of the Board of Management and Executive Vice-President of Royal Philips Electronics as of 1 April 2002.

Parties may by mutual agreement bring forward the date of commencement of this contract to a date earlier than 1 April 2002. If you enter the employment of the Company earlier than 1 April 2002 we will propose that you will be appointed a member of the Group Management Committee with immediate effect.

2. Duration of employment

M.	The contract of employment (hereinafter referred to as the “Contract”) with the Company connected with your membership of the Board of Management shall be entered into for a period of five years commencing on 1 April 2002 and shall terminate ipso jure, without any notice being required, on 1 April 2007.

N.	No later than six months before 1 April 2007 the parties will discuss a possible extension of the Contract for a period to be agreed upon. If applicable, the parties will do the same each six months prior to any possible future expiration date of the Contract. The Contract will not be extended for any period following the first day of the month in which you have reached the age of 62.

O.	Both parties shall have the right to terminate this agreement before 1 April 2007 or before any later expiration date as indicated above against the end of a calendar month by giving the other party no less than six months prior written notice.

P.	If the Contract is terminated at the request of the Company before 1 April 2007, or before any other expiration date if the Contract has been renewed, other than for a compelling reason (“dringende reden”) within the meaning of Dutch labour law, or if the Company does not wish to renew the Contract per 1 April 2007, I agree with you already now that in that case you shall be entitled to an once-only payment as mentioned under 2.F. by way of compensation.

Q.	If the Company does not wish to renew the Contract, after this has already been renewed once or more, you shall be entitled to as many times your monthly salary as mentioned in paragraph 3. as you would otherwise have months to serve before the first day of the month in which you reach the age of 62, with a maximum of the amount of the once-only payment as mentioned under 2.F.

R.	The once-only payment as referred to under 2 sub D. and E. shall equal to the balance between the amount of twice your annual salary as mentioned in paragraph 3. and the total amount of industrial disability payments (if any) made to you by the Company under paragraph 12. in the period of three years immediately preceding the effective date of the termination of the Contract.

S.	In case of termination of the Contract you will resign per the effective date of the termination of the Contract as member of the Board of Management.

3. Salary

Your annual salary per 1 April 2003 amount to EUR 505,000 (gross), to be paid in twelve monthly instalments. Your Basic Concern Income as of 1 April 2003 shall amount to Euro 570,000.

Annual review and subsequent upwards adjustment, if any, of your annual salary, will be determined at the discretion of the Supervisory Board of the Company on the proposal of the President and on the advice of the Remuneration Committee. You shall be informed in writing, on behalf of the Supervisory Board, of any salary increases awarded to you in this way. Only salary increases determined and approved, on the advice of the Remuneration Committee, by the Supervisory Board will replace the sum mentioned above.

4. Application of 30%-rule

The so-called ‘30% ruling’ based on art 15a.-1k. of the Dutch Wage Tax Law 1964, is applicable to you. The Company shall submit the appropriate application to the tax authorities. The ruling allows Philips to pay approximately 30% of practically all remuneration tax-free. This means that if and as far as the 30%-ruling is applicable, Philips will pay to you a tax-free compensation for so-called “extra territorial costs” in the amount of 30% of the remuneration that would have been taxable without application of the 30%-ruling. Complementary to such tax-free 30%-compensation, your remuneration will be reduced accordingly, so that the sum of the tax-free 30%-compensation and such reduced remuneration equals the remuneration as agreed before application of the 30%-ruling.

The 30%-ruling only applies to so-called income from present employment, which a/o includes monthly salaries and bonuses, but excludes (future) pension payments and redundancy payments. Moreover, you are eligible for a limited taxation also on other Dutch taxable income you might have.

Since the 30% tax rule is granted by the tax authorities as a temporary benefit, its termination (after max. ten years) will not result in any financial obligation on the part of the Company, with the exception that your gross salary after termination will be equal to your Basic Concern Income.

5. Annual Incentive

In addition to the salary referred to under 3., you shall be eligible each year for an annual incentive. This annual incentive shall be determined annually by the Supervisory Board on the proposal of the President and on the advice of the Remuneration Committee.

The annual incentive to be awarded relates to the preceding financial year and is based on criteria to be determined annually on the proposal of the President. You shall be notified in writing of these annual incentive targets.

The on-target (=100% score) annual incentive percentage amount to be realized by you is currently set by the Supervisory Board at 60% of your annual salary as mentioned under 3. It can become 90% of your salary if the stretch targets are realized (=150% score). In exceptional circumstances, the Remuneration Committee may decide to increase this percentage by 20% (resulting in an annual incentive percentage of 108%).

6. Pension Rights

You are entitled to a pension in conformity with the conditions contained in the Pension Regulations of the “Stichting Philips Pensioenfonds” (“Eindloonreglement” – Final Pay Pan – see Annex F.), subject to the following deviations :

•	in your case (from a pension build up point of view) the pensionable age is 60, with the conditions being adjusted accordingly. As members of the Board of Management may remain in employment up to the age of 62, they will postpone their claim on payment of pensions to the age of 62, as provided for in the Pension Regulations of the “Stichting Philips Pensioenfonds”. During the period of postponement the pension level at age 60 will be increased according to the actuarial assumptions of the Pension Fund and the indexation policy of the Pension Fund;

•	the gross basis is your annual Basic Concern Income per 1 April of each calendar year, as mentioned under clause 3. hereof. The 10% increase in the gross basis and eventual allowances as laid down in article 1.3 of the Pension Regulations of the “Stichting Philips Pensioenfonds” do not apply to members of the Board of Management;

•	the pension basis is found by deducting from the gross basis such part of the members’ income as is deemed per 1 April to be covered by statutory pension provisions, the so-called franchise.

7. Additional pension

In recognition of the loss of pension you will suffer as a result of leaving your current employer the Company expresses the firm intention to make you the following additional pension commitments:

Your pension years will, upon retirement from active employment with Philips at the age of 60, be based on the period from the commencement of your employment, — 1 April 2002 -, plus extra 4 years.

In the event of decease or complete disablement for work in the sense of the “WAO” (a Netherlands social security law) during active employment with Philips this special pension commitment will likewise be applied in full. In the event of dismissal before you reach the age of 60 the special pension commitment will be applied on a pro rata basis.

8. Long-term Incentive Plan

The Supervisory Board, within the framework approved by the Company’s General Meeting of Shareholders and on the advice of the Remuneration Committee, can decide by discretion to grant Royal Philips Electronics restricted shares, stock options and/or other equity related incentives to members of the Board of Management on a year-to-year basis.

You, as a member of the Board of Management, are in principle eligible to participate in such plan.

For the period you will be a member of the Board of Management you will not be eligible to participate in any other Philips share purchase or equity related scheme than approved by the Supervisory Board for members of the Board of Management.

9. Accident insurance

You will be covered by a 24-hours accident insurance policy. The maximum sum insured is EUR 907,560. Details of this arrangement are given in Annex C.

10. Other arrangements

In addition to the main conditions of employment contained in this letter, the following additional arrangements shall apply to you.

A.	Entertainment expense allowance

As of 1 April 2003 you, as Member of the Board of Management will receive an entertainment expense allowance of EUR 23,920 net per annum;

B.	Company car

A company car will be placed at your disposal. The monthly amount that has to be paid by the Company, should this car have been leased (contract term 48 months and 30,000 kilometres per year), is not allowed to exceed EUR 2,300 (excl. VAT). All costs will be borne by the Company. All tax consequences arising out of the private use of the company car are for your own account;

C.	For the use of a home for representative purposes

Members of the Board of Management may be eligible for a tax-free allowance EUR 6,800 to cover use of their own home for representative purposes. The Dutch tax authorities make it a condition of this arrangement that members benefiting from the arrangement do not apply for a tax reduction with respect to the aforementioned costs in their income tax return.

D.	Holding account for Philips products

You may participate in a scheme in which you are invited to test certain Philips consumer products that to that extent will be made available to you at your home.

E.	Allowance for health insurance premium

If you take out your health insurance with the Industrieel Assurantie Kantoor (“IAK”), approx. 50% of the premium (except for the state premium) will be refunded by Philips. The amount refunded will be paid monthly with your salary. This refund is treated for tax purposes as income and is therefore subject to income tax.

N.B.: The Company reserves the right to change the above arrangements should fiscal legislation make it necessary.

11. Specific arrangements

a)	Costs of moving household effects

The costs of moving your household effects back to Germany after the expiration or termination of the Contract shall also be borne by the Company.

b)	Tuition fees

The Company will reimburse the tuition fees for your daughter of an International School.

c)	Education allowance

The Company is prepared to meet the costs of a Dutch language course for you and your wife.

12. Industrial disability

For a maximum period of 3 years from the start of disablement, but at the very latest up to the end of the Contract, the balance between your annual salary at the start of the total disablement and the aggregate amount of any statutory allowances distributed because of your total disablement, together with allowances distributed for the same reason by the Philips Pension Fund as referred to under 6. of this letter, will — subject to your compliance with Company’s directives — be paid by the Company.

The Company shall not be bound to the aforesaid obligation upon your having a claim on third parties in respect of your disablement.

Upon surrender to the Company by you of such a claim — insofar as it relates to loss of salary — an amount equal to the aforesaid balance shall — but for no longer than the period stated in the previous paragraph — be paid by the Company in advance.

However, should this policy change, the new policy will apply in full to you. No concessions will be made if the new policy is less favourable than the present policy.

13. General Terms of Employment of Philips

Annex A. contains the General Terms of Employment of the Philips Group, which also apply to you.

As evidence of your approval of the contents of the General Terms of Employment, Annex A. will be signed by you.

14. Rules governing Internal and External directorships

For the rules with respect to directorships, which may be amended from time to time, we refer to Annex C.

15. Rules of conduct with respect to inside information

The Philips’ Rules of Conduct with respect to inside information, which may be amended from time to time, are applicable to you (Annex D-1 and Annex D-2). As a member of the Board of Management, the additional rules for Qualified Insiders, contained in Chapter 3 of said rules of conduct, are applicable to you.

As Qualified Insider you are prohibited from trading, directly or indirectly:

e.	in listed derivatives of Philips shares; and

f.	in Philips securities on any dates other than during the period of ten business days after the publication of Philips’ annual or quarterly figures.

We also refer to the compulsory notification requirements applicable to you, including the requirement to notify the Netherlands’ Securities Board on your transactions in Philips securities, and other applicable arrangements contained in the enclosed letter of the Secretary of the Board of Management dated 7 June 1999 (Annex D-3) and the enclosed Notification Form (Annex D-4).

16. General Business Principles

For the General Business Principles, which apply to you, we refer to Annex E.

17. Applicable law

All terms of the Employment and this Contract are governed by the laws of the Netherlands. You and we irrevocably agree that any legal suit, action or proceeding arising out or based upon this Contract or the terms of your Employment or the transactions contemplated hereby may be instituted in any court in the Netherlands and irrevocably waive any objection which you or we may now or hereinafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in personam, generally and unconditionally with respect to any suit, action or proceeding.

If you agree to these proposals, you are requested to sign both the enclosed copy of this letter and Annex A.

With kind regards,

Chairman Supervisory Board

Agreed and signed

G.H. Dutiné

Annexes:
A. General Terms and Conditions
B. Accident Insurance
C. Rules governing Internal and External Directorships
D. Rules governing Inside Information
E. General Business Principles
F. Regulations Philips Pension Fund